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                                                                     EXHIBIT 9



                            UNDERTAKING PURSUANT TO
                                RULE 27D-2 UNDER
                       THE INVESTMENT COMPANY ACT OF 1940



Pursuant to Rule 27d-2 under the Investment Company Act of 1940 (the "Act"), National Life Insurance Company (the "Company") hereby undertakes, with respect to certain variable life insurance policies (the "Policies") supported by National Variable Life Insurance Account (the "Account") and covered by a Registration Statement on Form S-6 (File No. 33-91938) filed with the Securities and Exchange Commission, to guarantee the performance of all obligations of the depositor of the Account, namely, the Company, and the principal underwriter of the Account, namely, Equity Services, Inc., under
Section 27(f) and Rule 6e-3(T) of the Act to refund charges with respect to any payments made to Policyowners upon a return of a Policy within the period provided for such return in Rule 6e-3(T)(b)(13)(viii) under the Act.


                              NATIONAL LIFE INSURANCE COMPANY



                              By:  /s/ JOHN L. STOTLER
                                 -----------------------------
                                   John L. Stotler
                                   Senior Vice President
                                   and General Counsel


                              Date: December 27, 1995
                                   ---------------------------